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                                                                  EXHIBIT 99.(F)

                               TRIANGLE PACIFIC CORP.

                        NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                              As Amended and Restated

                                     ARTICLE I

                             ESTABLISHMENT AND PURPOSE

     1.01 Establishment. The Plan constitutes an amendment and restatement of the Triangle Pacific Corp. Nonemployee Director Stock Option Plan, which became effective on August 17, 1993 (the "Original Plan"). The Plan shall become effective on the date (the "Plan Effective Date") of its approval and adoption by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the 1996 annual meeting of stockholders of the Company. If not so approved, the Plan shall terminate, all actions hereunder shall be null and void, and the Original Plan shall remain in full force and effect.

     1.02 Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting and retaining qualified Nonemployee Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Options granted hereunder shall not be qualified as "incentive stock options" within the meaning of Section 422(b) of the Code.


                                  ARTICLE II

                                 DEFINITIONS

     As used herein the following terms have the following meanings:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the $.01 par value Common Stock of the Company.

          (d)  "Company" means Triangle Pacific Corp., a Delaware corporation.

          (e) "Fair Market Value" means, with respect to Options granted on the Public Offering Effective Date, the initial public offering price per share of the Common Stock offered in the Equity Offering. With respect to
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Options subsequently granted, "Fair Market Value" means the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of a share of Common Stock as reported on the principal national stock exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national stock exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), as reported on NASDAQ; or, if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question (or, if no such quotations are available on such date, on the last preceding day on which such quotations were available).

     (f) "Grant Date" means, with respect to any Option granted under the Plan, the date of grant of such Option.

          (g) "Holder" means a Nonemployee Director to whom an Option has been granted under the Plan.

          (h) "Initial Option" means an Option granted under the Original Plan as described in Section 4.02(a) hereof or an Option granted pursuant to
Section 4.02(b)(i) hereof.

          (i) "Nonemployee Director" means, a member of the Board who (i) is neither an employee nor an officer of the Company or any direct or indirect majority-owned subsidiary of the Company and (ii) has not elected to decline to participate in the Plan pursuant to the following sentence. A newly elected director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within ten days after his or her initial election to the Board, to decline to participate in the Plan. For purposes of the Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3402 of the Code, and "officer" shall mean an individual elected or appointed by the Board or the board of directors of the subsidiary, as the case may be, or chosen in such other manner as may be prescribed in the bylaws of the Company or the subsidiary, to serve as such.

          (j) "Option" means any option to purchase shares of Common Stock granted under the Plan.

          (k) "Plan" means this Triangle Pacific Corp. Nonemployee Director Stock Option Plan, as amended and restated effective as of the Plan Effective Date.
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          (l)  "Public Offering Effective Date" means August 17, 1993, the date of consummation of the Public Offerings.

          (m) "Public Offerings" means (i) the underwritten public offering by the Company of shares of Common Stock registered with the Securities and Exchange Commission (the "Commission") pursuant to a Registration Statement No. 33-64530 filed by the Company with the Commission on June 16, 1993 (the "Equity Offering"), and (ii) the underwritten public offering by the Company of its senior notes registered with the Commission pursuant to a Registration Statement No. 33-64598 filed by the Company with the Commission on June 18, 1993.


                                     ARTICLE III

                                  ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by any Option, to set the exercise price of any Option or to set the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 6.02 hereof. Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Holders and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                  ARTICLE IV

                                    OPTIONS

     4.01 Participation. Each Nonemployee Director who does not elect to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

     4.02 Terms and Conditions of Options; Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement entered into by the Company and the Holder to whom the Option is granted, which agreement shall include, incorporate or conform to the
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following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of the Plan as the Board considers appropriate in each case:

              (a) Option Grants Under Original Plan. Under the Original Plan, an Option was granted automatically as of the Public Offering Effective Date to each Nonemployee Director who is was serving the Company as a director on such date. Thereafter, under the Original Plan, an Option was granted automatically to each newly elected Nonemployee Director who became a member of the Board after the Public Offering Effective Date on the date that is was ten days after his or her initial election as a director of the Company. Options granted under the Original Plan shall be deemed to be Options granted under the Plan.

              (b) Option Grants Commencing on Plan Effective Date. Commencing on the Plan Effective Date:

                   (i) An Option shall be granted automatically under the Plan to each Nonemployee Director who is newly elected to the Board on or after the Plan Effective Date, irrespective of whether such Nonemployee Director is elected by the Board or the stockholders. The Grant Date of such Option shall be the date that is ten days after such person's initial election as a director of the Company, provided that such person has not elected to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof. For purposes of this
              Section 4.02(b)(i), the term "newly elected to the Board" shall mean that the Nonemployee Director was not serving as a director of the Company immediately prior to the time of his or her election in respect of which such Option is granted.

                  (ii) Each Nonemployee Director to whom an Initial Option has been granted shall, for so long as such person remains a Nonemployee Director, automatically be granted an additional Option under the Plan on the date of and immediately following the 1996 annual meeting of stockholders of the Company and on the date of and immediately following each subsequent annual meeting of stockholders of the Company occurring after the Plan Effective Date.

              (c) Number of Shares. Each Initial Option shall entitle the Holder to purchase, in accordance with the terms of such Initial Option and the Plan, 5,000 shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof. Each Option granted pursuant to
     Section 4.02(b)(ii) hereof shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, 1,500 shares of Common Stock, subject to adjustment in accordance with Section 5.02
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     hereof.

              (d) Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to the Plan shall be the Fair Market Value of a share of Common Stock on the Grant Date of the Option.

              (e) Option Period. The period within which each Option may be exercised shall commence on the Grant Date of the Option and shall expire on the tenth anniversary of such Grant Date (the "Option Period"), unless terminated sooner pursuant to Section 4.02(f) hereof.

              (f) Termination of Service, Death, Etc. The following provisions shall apply with respect to the exercise of an Option granted hereunder in the event that the Holder thereof ceases to be a director of the Company for the reasons described in this Section 4.02(f):

                   (i) If the directorship of the Holder is terminated within the Option Period on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

                  (ii) If the Holder dies during the Option Period while such Holder is a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 4.02(f)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of the Holder's death, within one year after such death (if within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                 (iii) If the directorship of the Holder is terminated for any reason (other than the circumstances specified in paragraphs
              (i) and (ii) of this Section 4.02(f)) within the Option Period, including a failure by the stockholders of the Company to reelect the Holder as a director, the Option may be exercised, to the extent the Holder was entitled to do so at the date of termination of the directorship, within three months after such termination (if within the Option Period), but not thereafter.

              (g) Transferability. An Option granted under the Plan shall not be transferable by the Holder, otherwise than by will or pursuant to
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     the laws of descent and distribution, and during the lifetime of the
     Holder the Option shall be exercisable only by the Holder or his or her guardian or legal representative.

              (h) Requirement of Directorship. Except as provided in Section 4.02(f) hereof, an Option may not be exercised unless the Holder is at the time of exercise serving as a director of the Company, and, except as provided in Section 4.02(f) hereof, such Option shall terminate upon termination of the Holder's service as a director of the Company.

              (i) Exercise, Payments, Etc. Each Option granted hereunder may be exercised, in whole or in part, by the Holder thereof at any time or (with respect to partial exercises) from time to time during the Option Period, subject to the provisions of the Plan and the stock option agreement evidencing such Option, and the method for exercising an Option shall be by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by the Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash and/or by delivery of shares of Common Stock already owned by the Holder having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. Any such notice shall be deemed to have been given on the date of receipt thereof (in the case of personal delivery as above-stated) or on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and a Holder shall have none of the rights of a stockholder until shares of Common Stock are issued to such Holder.



                                  ARTICLE V

                          AUTHORIZED COMMON STOCK

     5.01 Common Stock. The total number of shares as to which Options may be granted under the Plan shall be 100,000 shares of Common Stock, in the aggregate, except as such number of shares shall be adjusted from and after the Plan Effective Date in accordance with the provisions of Section 5.02
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hereof.  If any outstanding Option under the Plan shall expire or be terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for grant under the Plan.

     5.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.


                              ARTICLE VI

                          GENERAL PROVISIONS

     6.01 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated in accordance with the preceding sentence, the Plan shall wholly cease and expire on the tenth anniversary of the Plan Effective Date. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize, and perform its obligations with respect to, any Options previously granted.

     6.02 Amendment of Plan. The Board may from time to time amend, modify or suspend the Plan. Nevertheless, (a) no such amendment, modification or suspension shall impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of the Plan, and (b) after the stockholders of the Company have approved and adopted the Plan in accordance with Section 1.01
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hereof, no such amendment or modification shall be made without the approval of the holders of the outstanding shares of capital stock of the Company entitled to vote in the election of directors generally where such amendment or modification would (i) increase the total number of shares of Common Stock as to which Options may be granted under the Plan or decrease the exercise price at which Options may be granted under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period specified in Section 4.02(e) hereof.

     Notwithstanding the foregoing, the provisions of the Plan relating to (a) the number of shares of Common Stock covered by, and the exercise price of, Options granted under the Plan, (b) the timing of grants of Options under the Plan and (c) the class of persons eligible to be granted Options under the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     6.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     6.04 Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.